Joe's Jeans Reports 41% Increase in First Quarter Net Sales

LOS ANGELES, CA -- (Marketwire - April 08, 2010) - Joe's Jeans Inc. (the "Company") (NASDAQ: JOEZ) today announced financial results for the first quarter ended February 28, 2010. Highlights were:

--  Net sales increased 41% to $23.2 million over the prior year comparative period

--  Gross profit increased 38% to $11.4 million over the prior year comparative period

--  Operating income increased 36% to $1.4 million over the prior year comparative period

For the first quarter ended February 28, 2010, overall net sales were $23.2 million compared to $16.5 million from the prior year comparative period, a 41% increase. Marc Crossman, President and Chief Executive Officer, commented, "We are pleased to report for the second consecutive quarter, all of our distribution channels, namely, domestic women's, domestic men's, international and retail experienced healthy sales increases."

Our gross profit for the quarter increased to $11.4 million from $8.3 million from the prior year comparative period, or a 38% increase. Our gross margins decreased by one percentage point to 49% compared to 50% in the prior year period. Our gross margin was impacted by the addition of lower margin new product lines as we continue to expand into new classifications. First quarter SG&A was $9.7 million compared to $7.1 million a year ago. The increase over last year is mostly attributable to additional headcount and rent costs associated with our retail strategy and marketing and advertising expenses as we launched a new campaign to support our expansion into other product lines.

In the first quarter, our operating income was up 36% to $1.4 million compared to $1.0 million in the prior year comparative period. Marc Crossman, President and Chief Executive Officer, commented, "We were pleased with our ability to achieve such a healthy increase in our operating income for our first quarter in light of additional marketing and advertising expenses of approximately $700,000 during this period. With the media campaign around the launch of our new product classifications ending, we do not expect to see significant increases in this area in future periods."

Crossman continued, "Our first quarter continued the momentum from our fourth quarter, as we signed leases for nine additional branded retail stores, added a new shoe licensee, expanded our product offerings and continued top line and operating income growth."

The Company will host a conference call on Thursday, April 8, 2010 at 4:30 p.m. Eastern Time with the Company's Chief Executive Officer, Marc Crossman, and its Chief Financial Officer, Hamish Sandhu, to discuss financial results for the first quarter of fiscal 2010. To access the live call, please dial (800) 510-0146 (U.S.) or (617) 614-3449 (International). The conference ID number and participant passcode is 45491522 and is entitled the "Q1 2010 Joe's Jeans Inc. Earnings Conference Call." The information provided on the teleconference is only accurate at the time of the conference call, and the Company will take no responsibility for providing updated information. A telephone replay of the conference call will be available beginning at 7:30 p.m. Eastern Time on April 8, 2010 until 11:59 p.m. Eastern Time on April 15, 2010 by dialing (888) 286-8010 (U.S) or (617) 801-6888 (international) and using the conference passcode 20596979. In addition, the conference call will be archived for two weeks on the Company's website at www.joesjeans.com.

                 JOE'S JEANS INC. AND SUBSIDIARIES
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share data)

                                        Three months ended
                                    --------------------------
                                    February 28,  February 28,
                                        2010          2009
                                    ------------  ------------
                                            (unaudited)
Net sales                           $     23,184  $     16,482
Cost of goods sold                        11,818         8,216
                                    ------------  ------------
  Gross profit                            11,366         8,266
                                    ------------  ------------

Operating expenses
  Selling, general and
   administrative                          9,734         7,085
  Depreciation and amortization              213           135
                                    ------------  ------------
                                           9,947         7,220
                                    ------------  ------------
Operating income                           1,419         1,046
  Interest expense                           (91)         (106)
                                    ------------  ------------
Income before provision for taxes          1,328           940
  Income taxes                               634           140
                                    ------------  ------------
Net income                          $        694  $        800
                                    ============  ============

Earnings per common share - basic   $       0.01  $       0.01
                                    ============  ============

Earnings per common share - diluted $       0.01  $       0.01
                                    ============  ============

Weighted average shares outstanding
  Basic                                   61,034        59,724
  Diluted                                 63,133        59,724

About Joe's Jeans Inc.

Joe's Jeans Inc. designs, produces and sells apparel and apparel-related products to the retail and premium markets under the Joe's® brand and related trademarks. More information is available at the company website at www.joesjeans.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The matters discussed in this document involved estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words "intend," "believe," "estimate, "project," "expect" or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company's financial performance or strategies; the highly competitive nature of the Company's business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company's ability to respond to the business environment and fashion trends; continued acceptance of the Joe's® brand in the marketplace; successful implementation of any growth or strategic plans, including changes and new product offerings; effective inventory management; the Company's ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations, which access may be adversely impacted by a number of factors, including the reduced availability of credit generally and the substantial tightening of the credit markets, including lending by financial institutions, who are sources of credit for the Company, the recent increase in the cost of capital, the level of the Company's cash flows, which will be impacted by the level of consumer spending and retailer and consumer acceptance of its products; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; the risk that acts or omissions by the company's third party vendors could have a negative impact on the company's reputation; a possible oversupply of denim in the marketplace; and other risks. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K filed with the SEC, and this release should be read in conjunction with that annual report on Form 10-K, together with all of the Company's other filings, including current reports on Form 8-K, made with the SEC through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:
Joe's Jeans Inc.
Hamish Sandhu
323-837-3700 x 304